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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                   MEMORANDUM


TO: JOSEPH R. MARTIN, DANIEL E. BOXER, KEITH JACKSON, W.T. GREER, JR., IZAK BENCUYA, ERNESTO J. D'ESCOUBET, D.J. KIM, JOHN M. WATKINS, JR.

FROM:  KIRK P. POND

DATE:  AUGUST 7, 2001

RE:    STOCK OPTION EXCHANGE PROGRAM

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     In recognition of your service to Fairchild Semiconductor International,
Inc. and its subsidiaries (the "Company") and because your stock options under the Fairchild Semiconductor International, Inc. 2000 Executive Stock Option Plan (the "Plan") have an exercise price higher than the current fair market value of the underlying Class A Common Stock of the Company (the "Common Stock"), I am pleased to inform you of the opportunity to elect to have your outstanding stock options under the Plan replaced with new stock options. Options granted to you under the Plan on May 16, 2000 are eligible to be replaced under the Program described below ("Eligible Options"). All Eligible Options have an exercise price of $42.75 per share. New stock options issued to replace Eligible Options will have an exercise price that reflects the fair market value of the Common Stock at the time the new stock option is made.

     This Stock Option Exchange Program (the "Program") is ENTIRELY VOLUNTARY. If you elect to participate in the Program and your election is accepted by the Company, all of your Eligible Options will be cancelled on August 13, 2001. You will then be eligible to receive a new stock option on or after February 14, 2002 (the "Replacement Options"), in exchange for the Eligible Options that you have elected to surrender for cancellation. You will receive Replacement Options equal to 55% of the number of Eligible Options surrendered in exchange.

ELIGIBLE OPTIONS.

     Only options granted under the Plan on May 16, 2000 are Eligible Options. You may elect to surrender for cancellation all or none of your Eligible Options. Each Eligible Option you surrender for cancellation is referred to as a "Surrendered Option."

REPLACEMENT OPTIONS.

     Replacement Options will be granted no earlier than six months and one day after the date we cancel the Eligible Options accepted for exchange (the "Replacement Option Date"), provided that you continue as an employee through the Replacement Option Date, which will be on or after February 14, 2002. THIS MEANS THAT IF YOU PARTICIPATE IN THE PROGRAM AND AGREE TO SURRENDER ELIGIBLE OPTIONS AND THEN YOUR EMPLOYMENT WITH THE COMPANY TERMINATES FOR ANY REASON (WHETHER VOLUNTARILY OR INVOLUNTARILY) BETWEEN AUGUST 13, 2001 AND THE

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REPLACEMENT OPTION DATE, YOU WILL NOT RECEIVE REPLACEMENT OPTIONS, AND NONE OF
YOUR ELIGIBLE OPTIONS THAT YOU AGREED TO CANCEL WILL BE REINSTATED.

     You will receive Replacement Options equal to 55% of the number of your Surrendered Options. Replacement Options will vest in full on the same vesting date as the Surrendered Options, namely May 16, 2005, and may partially vest earlier if certain per share price targets are achieved. Replacement Options will have a per share exercise price equal to the fair market value of the Common Stock on the Replacement Option Date. Accordingly, the exercise price for Replacement Options cannot be presently determined, and may be less than, equal to OR GREATER THAN the exercise price of your Surrendered Options. Replacement Options will have a ten-year term and will expire if not exercised before the tenth anniversary of the Replacement Option Date (or earlier, in accordance with the Plan, if your employment terminates prior to that date). In addition, Replacement Options will be governed by the terms and subject to the conditions detailed in the Plan and a stock option agreement, dated as of the Replacement Option Date, evidencing your grant of Replacement Options, as well as any other agreement governing your employment with the company.

PARTICIPATION IS ENTIRELY VOLUNTARY.

     Your participation in the Program will occur only if you elect to participate on or before August 13, 2001 (without a revocation of your election in writing on or before that date). Please note that, due to accounting reasons, if you decide to participate in the Program, you will not be eligible to receive any additional stock options, under the Plan or any other Company stock option plan, until the Replacement Option Date. If you elect to participate, any option grants that otherwise would have been made to you before the Replacement Option Date had you not elected to participate will be deferred until the Replacement Option Date. As a result, the exercise price of such other options may be higher or lower than it otherwise would have been. The decision whether to participate in the Program should be made only after careful consideration of the matters discussed in this Memorandum. You are advised to review this Program with your personal financial and tax advisor. The Company is not making any recommendations, representations or warranties to you regarding the Program or your participation in the Program, including but not limited to representations regarding the future value of the Common Stock or your continued employment with the Company. Your participation in the Program does not give you any additional rights other than the right to be eligible to receive Replacement Options as described in this Memorandum, subject to your continued employment with the Company.

     To participate in the Program, you will need to complete the enclosed Election Form and return your signed and dated Election Form to Daniel E. Boxer via hand delivery or fax at 207-761-6020.

     You may revoke your election on or before August 13, 2001 by sending your signed and dated written request to revoke your election via hand delivery or fax as above.

     After 5:00 p.m. Eastern Time on August 13, 2001, your election is irrevocable.


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     Please feel free to contact Dan Boxer at 207-775-8755 if you have any questions regarding the Program.

RISKS INVOLVED IN THE PROGRAM.

     If you elect to participate in this Program, you are electing to cancel stock options that may be priced LOWER, OR HIGHER, than the stock options you will receive pursuant to the Program. The determination of whether to participate in the Program requires your own determination as to the future value of the Common Stock relative to the current exercise price. The future value of the Common Stock depends on a number of variables, including future events that involve substantial risks and uncertainties. THE COMPANY MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE FUTURE VALUE OF ITS COMMON STOCK. No employees or representatives of the Company are authorized to make any such representation or any recommendation to any eligible employee as to participation in the Program.

LEGAL AND REGULATORY APPROVAL.

     We are not aware of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the Replacement Options as described herein. If any other approval or action should be required, we presently intend to seek the approval or take the action. Our obligation under the Program to accept Eligible Options and to issue the Replacement Options is subject to obtaining any required approval. In addition, the Replacement Options will be granted only to the extent any such grant will, in the opinion of the Company, comply with applicable federal and state securities laws and exemptions.




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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.


                                  ELECTION FORM
                          STOCK OPTION EXCHANGE PROGRAM

     I, __________________________________, have received and carefully reviewed the Memorandum dated August 7, 2001 (the "Memorandum") from Kirk P. Pond to certain optionees of Fairchild Semiconductor International, Inc. (the "Company") holding stock options to purchase shares of the Class A Common Stock of the Company (the "Common Stock"), which options were granted May 16, 2000 and have an exercise price of $42.75 per share. The Memorandum sets forth the terms of the Stock Option Exchange Program (the "Program"). (Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Memorandum.)

     Pursuant to the terms of the Program, I hereby elect to have all Eligible Options held by me cancelled in exchange for a right to receive Replacement Options. I hereby agree that, unless I revoke my election on or before August 13, 2001, my election will be irrevocable and all such Surrendered Options will be cancelled in their entirety on August 13, 2001. I understand that, subject to my continued employment, I will have the right to receive Replacement Options, to be granted on the Replacement Option Date, as described in the Memorandum. I understand that this right will automatically be terminated if my employment terminates on or before the Replacement Option Date. I understand that the Replacement Option Date will be no earlier than six months and one day after the stock options are cancelled.

     I agree to deliver to the Company, if so requested by the Company in order to effect the cancellation of any Surrendered Options, the original stock option grant agreement for such Surrendered Options. I acknowledge that I will have no right to exercise all or any part of the cancelled Surrendered Option after the effective date of this election and that such Surrendered Options will be cancelled as of August 13, 2001.

     I FURTHER ACKNOWLEDGE AND AGREE THAT I AM AN AT-WILL EMPLOYEE OF THE COMPANY AND NEITHER THE ABILITY TO PARTICIPATE IN THE PROGRAM NOR ACTUAL PARTICIPATION IN THE PROGRAM SHALL BE CONSTRUED AS A RIGHT TO CONTINUED EMPLOYMENT WITH THE COMPANY (EXCEPT ON AN AT-WILL BASIS IN ACCORDANCE WITH ANY AGREEMENTS GOVERNING MY EMPLOYMENT WITH THE COMPANY). I agree that the Company has made no representations or warranties to me regarding this Program or the future pricing of the Common Stock of the Company and that my participation in this Program is at my own discretion. I agree that the Company shall not be liable for any costs, taxes, loss or damage that I may incur through my election to participate in this Program.

Dated: August 13, 2001,


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(Print Name)                         (Signature)


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